                                                                    EXHIBIT 99.5

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                        PAGE
                                                                                                        ----

PRESS PASS PARTNERS
   Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-1

   Balance Sheets as of December 31, 1997 and 1996  . . . . . . . . . . . . . . . . . . . . . . .        F-2

   Statements of Revenues, Expenses and Changes in Partners' Capital
   for the years ended December 31, 1997, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . .        F-3

   Statements of Cash Flow for years ended December 31, 1997, 1996 and 1995 . . . . . . . . . . .        F-4

   Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-5

                          INDEPENDENT AUDITOR'S REPORT

To the Partners of
Press Pass Partners

     We have audited the accompanying balance sheets of Press Pass Partners as of December 31, 1997 and 1996, and the related statements of revenue and expenses and changes in partners' capital and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Press Pass Partners as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.

CHESHIER & FULLER, L.L.P.

Dallas, Texas
February 6, 1998

                              PRESS PASS PARTNERS

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                   1997          1996
                                                                   ----          ----
ASSETS
Current assets:
  Cash and cash equivalents.................................    $  186,667    $  905,546
  Accounts and notes receivable-trade, net of allowance for
     doubtful accounts of $336,118 and $100,000,
     respectively...........................................       866,818     1,433,878
  Inventories...............................................       183,232       140,168
  Prepaid expenses..........................................       118,467        69,858
  Other current assets......................................        19,330            --
                                                                ----------    ----------
                                                                 1,374,514     2,549,450
  Property and equipment, net of accumulated depreciation...        57,618        50,939
  Organizational costs, net of accumulated amortization of
     $48,478 and $37,680, respectively......................         1,355        12,152
  Receivable from related party.............................       637,427            --
  Other assets..............................................         2,876         5,876
                                                                ----------    ----------
  Total Assets..............................................    $2,073,790    $2,618,417
                                                                ==========    ==========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Checks drawn against money market funds...................    $   90,220    $   38,639
  Accounts payable..........................................       487,671       546,903
  Accrued payroll and payroll taxes.........................       112,299        41,018
  Royalties payable.........................................       138,449        73,335
  Reserve for returns.......................................       695,093       584,571
  Other accrued liabilities.................................        20,715        40,262
                                                                ----------    ----------
                                                                 1,544,447     1,324,728
Commitments and contingencies
Partners' capital...........................................       529,343     1,293,689
                                                                ----------    ----------
  Total Liabilities and Partners' Capital...................    $2,073,790    $2,618,417
                                                                ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                              PRESS PASS PARTNERS

                        STATEMENTS OF REVENUES, EXPENSES
                        AND CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                               1997           1996          1995
                                                               ----           ----          ----
Net revenues............................................    $ 8,662,193    $7,337,104    $4,805,289
Cost of goods sold......................................      5,625,664     4,639,285     2,648,671
                                                            -----------    ----------    ----------
Gross profit............................................      3,036,529     2,697,819     2,156,618
Selling, general and administrative expenses............      2,556,415     1,850,200     1,631,920
                                                            -----------    ----------    ----------
Net operating income....................................        480,114       847,619       524,698
Other income (expense)..................................         92,228       112,243       127,331
                                                            -----------    ----------    ----------
Net income..............................................        572,342       959,862       652,029
Partners' capital, beginning of year....................      1,293,689       472,257      (179,772)
Capital distributions...................................     (1,336,688)     (138,430)           --
                                                            -----------    ----------    ----------
Partners' capital, end of year..........................    $   529,343    $1,293,689    $  472,257
                                                            ===========    ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                              PRESS PASS PARTNERS

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                               1997          1996         1995
                                                               ----          ----         ----
Cash flows from operating activities
  Net income..............................................  $   572,342    $ 959,862    $ 652,029
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation.........................................       25,542       18,302       15,731
     Loss on disposal of property and equipment...........           --           --          195
     Provision for bad debts..............................      236,118       74,617       91,327
  Change in assets and liabilities
     (Increase) decrease in assets
       Accounts receivable -- trade.......................      330,940     (736,946)    (342,133)
       Inventories........................................      (43,064)     103,057      219,806
       Prepaid expenses...................................      (48,608)     (22,283)       6,902
       Other assets.......................................       10,797       10,843       10,107
     Increase (decrease) in liabilities
       Accounts payable...................................      (59,232)     (51,400)    (173,885)
       Accrued payroll and payroll taxes..................       71,282        1,450       12,722
       Customer deposits..................................           --       (8,862)      (3,637)
       Other accrued liabilities..........................      156,088      199,110      (94,804)
                                                            -----------    ---------    ---------
          Net cash provided (used) by operating
            activities....................................    1,252,205      547,750      394,360
                                                            -----------    ---------    ---------
Cash flows from investing activities
  Advances to related parties.............................     (653,757)          --           --
  Purchases of property and equipment.....................      (32,221)     (17,799)      (3,912)
                                                            -----------    ---------    ---------
          Net cash provided (used) by investing
            activities....................................     (685,978)     (17,799)      (3,912)
                                                            -----------    ---------    ---------
Cash flows from financing activities
  Checks drawn against money market funds.................       51,582      (90,602)      91,301
  Capital distributions...................................   (1,336,688)    (138,430)          --
                                                            -----------    ---------    ---------
          Net cash provided (used) by financing
            activities....................................   (1,285,106)    (229,032)      91,301
                                                            -----------    ---------    ---------
Net increase (decrease) in cash and cash equivalents......     (718,879)     300,919      481,749
Cash and cash equivalents at beginning of period..........      905,546      604,627      122,878
                                                            -----------    ---------    ---------
Cash and cash equivalents at end of period................  $   186,667    $ 905,546    $ 604,627
                                                            ===========    =========    =========
Supplemental schedule of cash flow information
  Cash paid during the year for:
     Interest.............................................  $        60    $      --    $      --
                                                            ===========    =========    =========
     Income taxes.........................................  $        --    $      --    $      --
                                                            ===========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                              PRESS PASS PARTNERS

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS:

     Press Pass Partners ("Press Pass"), a Delaware general partnership was formed January 1, 1994 and is the successor in interest to Press Pass L.P., a Delaware limited partnership. Press Pass manufactures and distributes sports trading cards depicting professional race car drivers and draft pick basketball and football players. Such products include statistical and biographical information. Press Pass has licenses pursuant to which they presently produce and market the trading cards. Press Pass also distributes sports memorabilia extending from autographs to pieces from race cars.

     The partnership agreement provides, among other things, for the allocation of net income or loss. Those allocations are based upon various factors including the amount of capital contributions plus a specified internal rate of return. Distributions to partners are based upon an allocation method similar to that for allocations of net income or loss.

     Press Pass grants credit to customers throughout the United States and Canada.

ACCOUNTING ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION:

     Certain amounts have been reclassified to conform with current year presentation.

INVENTORIES:

     Inventories are recorded at the lower of cost, as determined by the weighted average method, or market.

     Trading cards are generally produced to correspond to a certain event, year or sports season. As a result, once the marketing time frame has passed, the cards have little or no marketability. Accordingly, at December 31, 1997, inventory of trading cards related to 1997 and prior has been written down to their estimated net realizable value, and results of operations for 1997 include a corresponding charge of approximately $688,000. Similar write downs of approximately $131,000 and $347,500 were charged to 1996 and 1995 results of operations, respectively.

INCOME TAXES:

     Income taxes are not payable by or provided for at the partnership level. Partners report their proportionate share of partnership taxable income or loss in their respective tax returns.

ORGANIZATION COSTS:

Organization costs are amortized under the straight-line method over a period of 5 years.

                              PRESS PASS PARTNERS

                           DECEMBER 31, 1997 AND 1996

REVENUE RECOGNITION:

     Sales of certain card products require partial or full deposits from customers. Revenue is recognized when the product is shipped. Revenues are shown net of discounts and estimated sales returns. Estimated returns are accrued in the period in which the related sales are recorded.

COST OF SALES:

     Cost of sales includes prepress, materials, printing, production, slitting, packaging, and royalties. Estimated royalties are accrued in the period in which the related sales are recorded. Royalties are paid primarily to drivers, their representatives, team owners, and other organizations.

PROPERTY AND EQUIPMENT:

     Property and equipment are recorded at cost. Depreciation is provided using various accelerated methods over estimated useful lives ranging from 3 to 7 years.

     Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal and the resulting gains or losses are included in operations.

CASH AND CASH EQUIVALENTS:

     For purposes of the statement of cash flows, Press Pass considers all interest bearing accounts and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of the following:

                                                               1997        1996
                                                               ----        ----
Cash.....................................................    $ 44,186    $  4,709
Money market funds (uninsured)...........................     142,481     900,837
                                                             --------    --------
                                                             $186,667    $905,546
                                                             ========    ========

CONCENTRATION OF CREDIT RISK

     Concentration of credit risk is limited to trade accounts receivable and is subject to the financial conditions of certain major customers. No customer accounted for more than 10% of net sales during the years ended December 31, 1997 and 1995. One major customer accounted for 18% during the year ended December 31, 1996. Three major customers accounted for 31% and 16% of accounts receivable at December 31, 1997 and 1996, respectively. The Company does not require collateral or other security to support customer receivables. The Company conducts periodic reviews of its customers' financial conditions and vendor payment practices to minimize collection risks on trade accounts receivable.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, receivables, checks drawn against money market funds, accounts payable and accrued liabilities approximate fair value because of the short-term nature of the items.

                              PRESS PASS PARTNERS

                           DECEMBER 31, 1997 AND 1996

2. MERGER

     On December 31, 1997, Wheels Sports Group, Inc. ("Wheels") acquired the assets and business of Press Pass through a transaction in which Press Pass' two corporate partners were merged into two newly formed subsidiaries of Wheels. Wheels is engaged in merchandising NASCAR oriented products, including apparel, collectible trading cards and accessories, and providing motor sports-related hospitality management and corporate promotions. The offices of Press Pass are being relocated to Mooresville, North Carolina, the headquarters of Wheels.

     On December 4, 1997, Wheels signed a definitive agreement to merge with Racing Champions Corporation ("RCC"), a publicly held Delaware corporation headquartered in Glen Ellyn, Illinois. RCC is a producer and marketer of collectible scaled die cast vehicle replicas. The transaction is scheduled to close during the second quarter of 1998.

3. INVENTORIES

     Inventories consist of the following:

                                                             1997       1996
                                                             ----       ----
Work-in-process..........................................  $153,067   $108,080
Finished goods...........................................    30,165     32,088
                                                           --------   --------
                                                           $183,232   $140,168
                                                           ========   ========

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                             1997       1996
                                                             ----       ----
Office equipment.........................................  $111,194   $ 83,121
Furniture and fixtures...................................    20,190     19,325
Leasehold improvements...................................     5,419      5,419
                                                           --------   --------
                                                            136,803    107,865
Accumulated depreciation.................................    79,185     56,926
                                                           --------   --------
                                                           $ 57,618   $ 50,939
                                                           ========   ========

     Depreciation expense was $25,542 and $18,302, and $15,700 for the years ended December 31, 1997, 1996, and 1995, respectively.

5. COMMITMENTS AND CONTINGENCIES

LICENSING AGREEMENTS:

     Memorabilia and trading card sales are permitted under licensing agreements with the individual race car drivers and with organizations holding licenses with basketball and football players. The agreements typically call for royalty payments based on a percentage of net card sales (based on the regular wholesale price of the cards less discounts, allowances and actual returns). Certain agreements also call for guaranteed minimum annual payments. The impact on net sales, operating income, and cash flows due to a loss of any of these

                              PRESS PASS PARTNERS

                           DECEMBER 31, 1997 AND 1996

contracts could be significant. Press Pass' current licensing agreements expire at various dates through 2000. Most agreements contain options to renew. Future guaranteed minimum royalty payments are as follows:

1998......................................................    $616,000
1999......................................................      81,500
2000......................................................      50,000
                                                              --------
                                                              $747,500
                                                              ========

OPERATING LEASES:

     Press Pass leases office space and equipment under various operating leases. During the years ended December 31, 1997, 1996, and 1995, Press Pass incurred rental expense of approximately $63,000, $61,000, and $32,000, respectively. Future minimum lease payments under these leases are as follows:

1998.......................................................    $57,580
1999.......................................................      3,920
                                                               -------
                                                               $61,500
                                                               =======

PREFERRED RETURN:

     Under the terms of the partnership agreement, Press Pass has agreed to provide a preferred return on the capital contributions at a rate of 14% compounded daily. Payments of the preferred return are contingent upon the partnership having sufficient cash available from operations to make these payments. Payment of the preferred return will be made only after Press Pass has returned total capital contributions to the partners.

LITIGATION:

     Press Pass is involved in various legal matters in the normal course of business. In the opinion of management and outside counsel, none of these matters should have a material adverse effect on the financial position of Press Pass.

RESERVE FOR INVENTORY RETURNS:

     At December 31, 1997, Press Pass had a reserve for returns of approximately $695,000. Management's estimate of this reserve is based upon historical trends, industry trend and specific evaluation of risks associated with customer accounts. It is reasonably possible that a change in this estimate could occur in the near term. Management believes that returns will not exceed this estimate, and if so, they will not have a material adverse impact on the financial position of Press Pass.

6. RELATED PARTY TRANSACTIONS

     Press Pass has advances of $637,427 receivable from Wheels. The advances are unsecured and non-interest bearing.

7. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In early 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." These statements are effective for periods beginning after December 15, 1997. Adoption of these statements is not expected to have a material impact on the financial statements of Press Pass.